UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DUKE Robotics Corp.

(Exact name of registrant as specified in its charter)

Nevada	47-3052410
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10 HaRimon Street, Mevo Carmel Science and Industrial Park, Israel	2069203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.0001 par value per share	The Nasdaq Stock Market LLC
Warrants, each to purchase one share of Common Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-294808

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

Duke Robotics Corp., or the Registrant, hereby incorporates by reference (a) the description of its Common Stock, $0.0001 par value per share, or the Common Stock, to be registered hereunder under the heading “Description Of Our Securities That We Are Offering, and (b) warrants of the Registrant, as included under the caption “Description of Securities we are Offering – Warrants Included in the Units,” each in the Registrant’s Registration Statement on Form S-1 (File No. 333-294808) initially filed with the Securities and Exchange Commission, or the Commission, on April 1, 2026, or the Registration Statement, and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Duke Robotics Corp.

Date: May 14, 2026	By:	/s/Yossef Balucka
	Name:	Yossef Balucka
	Title:	Chief Executive Officer

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